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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                      __________

                                       FORM S-8
                REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                      __________

                              MORTON INTERNATIONAL, INC.
                (Exact name of registrant as specified in its charter)

         Indiana                                              36-3640053
(State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                      Identification Number)


                               100 North Riverside Plaza
                             Chicago, Illinois 60606-1596
                  (Address of Principal Executive Offices)(Zip Code)
                                      __________

                        1994 NON-EMPLOYEE DIRECTORS STOCK PLAN
                               (Full title of the plan)
                                      __________

                                P. Michael Phelps, Esq.
                              Vice President & Secretary
                              Morton International, Inc.
                               100 North Riverside Plaza
                             Chicago, Illinois 60606-1596
                              Telephone:  (312) 807-2421
       (Name, address, including zip code, and telephone number, including area code, of agent for service)




                             Calculation of Registration Fee

- --------------------------------------------------------------------------------------------------------------------
Title of securities    Amount to be   Proposed maximum offering        Proposed maximum              Amount of
  to be registered      registered        price per share(1)      aggregate offering price(1)    registration fee(2)
                                             registered
- --------------------------------------------------------------------------------------------------------------------
 Common Stock, par
value $1.00 per share     100,000             $28.25                     $2,825,000.00                  $974.14

- --------------------------------------------------------------------------------------------------------------------

(1)    Calculated pursuant to Rule 457(h), based on an assumed price of $28.25 per share, which represents the average of the high and low prices of such securities reported on the New York Stock Exchange Composite Tape on October 24, 1994.
(2)    Registration fee is calculated on the basis of 1/29 of 1% of the proposed maximum aggregate offering price of $2,825,000.00.

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
                                        PART I

                 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


             Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.


                                        PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

             The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

             The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1994.

             The description of the Registrant's Common Stock contained in the Registrant's Report on Form 8-A (File No. 1-10270) filed June 12, 1989 pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

             All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities then offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

             Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

             Not applicable.
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ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

             Article Ninth of the registrant's Articles of Incorporation ("Article Ninth") sets forth the limits of the liability of directors, officers, employees and agents (collectively, "Corporate Persons") in accordance with the Indiana Business Corporation Law (the "Indiana Law"). Corporate Persons will not be liable for any loss or damage suffered on account of any action taken or omitted to be taken if (a) such person (i) acted in good faith, (ii) with the care an ordinarily prudent person in a like position would have exercised under similar circumstances, and (iii) in a manner such person reasonably believed was in the best interests of the registrant or (b) such person's breach of or failure to act in accordance with the standards of conduct set forth in (a) did not constitute willful misconduct or recklessness (the "Standards of Conduct"). In addition, Corporate Persons will be deemed to have complied with the Standards of Conduct if, in good faith, they relied upon corporate records, information prepared by other Corporate Persons, legal counsel, public accountants, and the Board of Directors if that Corporate Person is not a director and if such Corporate Person reasonably believed the records or persons upon whom he relied merited confidence. The elimination of liability of Corporate Persons for monetary damages in the circumstances described above may deter persons from bringing third party or derivative actions against Corporate Persons to the extent such actions seek monetary damages.

             Article Ninth provides for indemnification and insurance on behalf of Corporate Persons (and certain others acting on behalf of the Company or its affiliates in accordance with the Indiana Law). Mandatory indemnification is provided for Corporate Persons to the extent such person is successful in defending any action, suit or proceeding, whether civil or criminal, administrative or investigative, formal or informal (an "Action") against any expenses, including attorneys' fees. In all other situations, unless ordered by a court, any indemnification of a Corporate Person under Article Ninth shall be made by the registrant only as authorized in the specific case upon a determination that indemnification of such person is proper in the circumstances because he met the "Indemnification Standards." Those standards are as follows: the Corporate Person (a) acted in good faith, (b) acted in a manner he reasonably believed (1) with respect to actions as a Corporate Person, to be in the best interests of the registrant or (2) with respect to actions while serving, at the request of the registrant, as a Corporate Person, partner, trustee or member or in another authorized capacity of or for another entity, was not opposed to the best interests of the registrant, and (c) with respect to any criminal Action, either (1) had reasonable cause to believe his conduct was lawful or (2) had no reasonable cause to believe his conduct was unlawful.


                                     - 3 -
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             The determination that the Indemnification Standards were met will be made (a) by the Board of Directors, by a majority vote of a quorum consisting of directors who are not at the time parties to the Action involved,
(b) if a quorum cannot be obtained, by a majority vote of a committee duly designated by the Board of Directors, consisting solely of two or more directors who are not at the time parties, (c) by written opinion of legal counsel or (d) by the stockholders who are not at the time parties, voting together as a single class.

             Also, Article Ninth provides for the advancement of expenses if the Corporate Person furnishes a written affirmation of his good faith belief that he has met the Indemnification Standards (and an agreement to repay such advance if it is ultimately determined that he did not meet those standards), and a determination is made that, based upon the facts then known, indemnification as set forth above would not be precluded. The rights granted under Article Ninth are deemed not to be the exclusive indemnification rights, and additional indemnification may be provided by law or by action of directors or stockholders. The registrant may purchase insurance for any Corporate Person against any liability asserted against and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him. The registrant has purchased directors' and officers' liability insurance in the amounts and subject to the conditions set forth in such policies covering certain liabilities incurred by its officers and directors in connection with the performance of their respective duties.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

             Not applicable.

ITEM 8.  EXHIBITS.

             Reference is made to the Exhibit Index that immediately precedes the exhibits filed with this Registration Statement.

ITEM 9.  UNDERTAKINGS.

             (a)    The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or

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                    in the aggregate, represent a fundamental change in the
                    information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

             provided, however, that the undertakings set forth in paragraphs
             (i) and (ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (h) Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director,

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officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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
                                      SIGNATURES


THE REGISTRANT

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 27th day of October, 1994.

                                          MORTON INTERNATIONAL, INC.


                                          By:  /s/ S. J. Stewart
                                               ------------------------------
                                               S. J. Stewart,
                                               Chairman and Chief Executive
                                               Officer


             KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints S. J. Stewart, James R. Stanley and P. Michael Phelps, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons as of October 27, 1994 in the capacities indicated.

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            Signature                                Title
            ---------                                -----


/s/ S. J. Stewart                             Chairman of the Board and
- ---------------------------------------       Chief Executive Officer
            S. J. Stewart


/s/ T. F. McDevitt                            Vice President Finance and
- ---------------------------------------       Chief Financial Officer
         T. F. McDevitt                       (Principal Financial Officer)


/s/ L. F. Zumbach                             Controller (Principal Accounting
- ---------------------------------------       Officer)
         L. F. Zumbach


/s/ R. M. Barford                             Director
- ---------------------------------------
         R. M. Barford


/s/ W. T. Creson                              Director
- ---------------------------------------
         W. T. Creson


/s/ D. C. Fill                                Director
- ---------------------------------------
         D. C. Fill


/s/ F. W. Luerssen                            Director
- ---------------------------------------
         F. W. Luerssen


/s/ C. A. Sanders                             Director
- ---------------------------------------
         C. A. Sanders


/s/ G. A. Schaefer                            Director
- ---------------------------------------
         G. A. Schaefer


/s/ R. W. Stone                               Director
- ---------------------------------------
         R. W. Stone


/s/ R. C. Tower                               Director
- ---------------------------------------
         R. C. Tower

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                                INDEX TO EXHIBITS


Exhibit
Number                   Description                       Method of Filing
- -------      ----------------------------------------      ----------------

  4.1        Morton International, Inc. 1994               Filed herewith
             Non-Employee Directors Stock Plan.            electronically

  4.2        Rights Agreement dated June 12,               Incorporated by
             1989 between the Registrant and               reference to
             The First National Bank of                    Exhibit 4.1 to
             Chicago.                                      Registration
                                                           Statement No.
                                                           33-28803

  4.3        Amendment dated January 24, 1991,             Incorporated by
             to Rights Agreement dated June 12,            reference to
             1989 between the Registrant and               Exhibit (4)(a)
             The First National Bank of Chicago.           to the
                                                           Registrant's
                                                           Report on Form
                                                           10-K for fiscal
                                                           1991

  4.4        Amendment No. 2 dated August 11,              Incorporated by
             1994 to Rights Agreement dated June           reference to the
             12, 1989 between the Registrant and           Registrant's
             The First National Bank of Chicago.           Report on Form
                                                           8-A12B/A

  4.5        Restated Articles of Incorporation            Incorporated by
             of the Registrant.                            reference to
                                                           Exhibit 3.2 to
                                                           Registration
                                                           Statement No.
                                                           33-28803

  4.6        By-laws of the Registrant amended             Incorporated by
             through January 24, 1991.                     reference to
                                                           Exhibit (3)(6) to
                                                           the Registrant's
                                                           Report on Form
                                                           10-K for fiscal
                                                           1991

  5.1        Opinion re legality of securities             Filed herewith
             being registered.                             electronically

 23.1        Consent of Ernst & Young LLP,                 Filed herewith
             independent auditors.                         electronically

 24.1        Powers of Attorney.                           Included in
                                                           Part II of
                                                           Registration
                                                           Statement

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